As filed with the Securities and Exchange Commission on September 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NuZee, Inc.

(Exact name of registrant as specified in its charter)

Nevada	38-3849791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Capital Avenue, Suite 100

Plano, Texas 75074

(760) 295-2408

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Masateru Higashida

Chief Executive Officer

NuZee, Inc.

1700 Capital Avenue, Suite 100

Plano, Texas 75074

(760) 295-2408

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan A. Lanis, Jr.

Polsinelli PC

2049 Century Park East, Suite 2900

Los Angeles, California 90067

(310) 556-1801

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share
Preferred Stock, par value $0.00001 per share (3)
Debt Securities(4)
Warrants(5)
Units(6)
Rights(7)
TOTAL			$100,000,000	$12,980

(1)	Such amount as shall result in an aggregate public offering price of $100,000,000 for all securities sold by NuZee, Inc. pursuant to this registration statement. Also includes such indeterminate amount of debt securities and common stock and preferred stock as may be issued upon conversion or exchange for any other debt securities or preferred stock that provide for conversion or exchange into other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to General Instruction II.D. of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities issued by NuZee, Inc. pursuant to this registration statement exceed $100,000,000.
(3)	There is being registered hereunder an indeterminate number of shares of preferred stock as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $100,000,000 for all securities sold by NuZee, Inc. pursuant to this registration statement.
(4)	If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed the aggregate offering price of $100,000,000 for all securities sold by NuZee, Inc. pursuant to this registration statement.
(5)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $100,000,000 for all securities sold by NuZee, Inc. pursuant to this registration statement.
(6)	There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $100,000,000 for all securities sold by NuZee, Inc. pursuant to this registration statement. Each unit will be issued under a unit agreement and will represent an interest in two or more other securities registered hereunder, which may or may not be separable from one another.
(7)	There is being registered hereunder an indeterminate number of rights representing rights to purchase shares of common stock or other securities registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $100,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, units and/or rights in one or more offerings, including the at-the-market offering as described below; and

●	an At Market Issuance Sales Agreement prospectus, or the “sales agreement prospectus,” covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s common stock in an at-the-market offering that may be issued and sold under a sales agreement dated as of September 1, 2020, with B. Riley Securities, Inc. and The Benchmark Company.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Any portion of the $100,000,000 included in the sales agreement prospectus that is not previously sold or included in an active placement notice pursuant to the sales agreement is available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2020

PROSPECTUS

NuZee, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

We may offer and sell, from time to time, in one or more offerings, together or separately, our common stock, preferred stock, debt securities, warrants or any combination of the foregoing, either individually or as units composed of one or more of the other securities. We may also issue rights to purchase the securities offered in this prospectus. This prospectus provides you with a general description of the securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $100,000,000.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NUZE.” On August 28, 2020, the closing sale price of our common stock on the Nasdaq Capital Market was $20.00 per share.

Investing in our securities involves significant risks. See “Risk Factors” on page 5 of this prospectus, in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may offer or sell any combination of the securities described in this prospectus, from time to time, and in one or more offerings, up to a total dollar amount of $100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on the respective covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement, or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

When we refer to “NuZee,” “we,” “our,” “us” and the “Company” in this prospectus, we mean NuZee, Inc. and its subsidiaries on a consolidated basis, unless otherwise specified. References to “you” refer to a prospective investor.

This prospectus and any accompanying prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is www.mynuzee.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or incorporated by reference into this prospectus or any prospectus supplement, and you should not consider information on our website to be part of this prospectus or any accompanying prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain the registration statement and exhibits to the registration statement from the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede previously filed information as applicable. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (in each case, other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, except as stated specifically below):

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on Form 10-K/A with the SEC on December 31, 2019;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2019, filed with the SEC on February 10, 2020;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 6, 2020;

●	our Current Reports on Form 8-K, filed with the SEC on October 15, 2019, October 28, 2019, January 15, 2020, June 19, 2020, June 23, 2020, July 10, 2020 and August 28, 2020; and

●	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on June 17, 2020, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the particular securities covered by a prospectus supplement has been terminated or completed, other than any portion of the respective filings that are furnished, rather than filed, under the applicable SEC rules. In addition, all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus.

You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us as follows:

NuZee, Inc.

1700 Capital Avenue, Suite 100

Plano, Texas 75074

(760) 295-2408

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. They can be identified by the use of forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these terms. Forward-looking statements may include, but are not limited to, statements regarding our plans to obtain funding for our operations, our ability to negotiate the terms of agreements with manufacturers of packing machinery and the impact to our business from the COVID-19 global crisis, and any statement that contains forward-looking words and other similar expressions.

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein reflect our current expectations and beliefs, and we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein will not be realized. In addition, the inclusion of any statement in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein does not constitute an admission by us that the events or circumstances described in such statement are material. Furthermore, we wish to caution and advise readers that these statements are based on assumptions that may not materialize and may involve risks and uncertainties, many of which are beyond our control that could cause actual events or performance to differ materially from those contained or implied in these forward-looking statements.

Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2019. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement or the documents we incorporate by reference herein or therein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

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THE COMPANY

We are a specialty coffee company and, we believe, the leading single serve pour over coffee co-packer in the United States. Our mission is to leverage our position as a co-packer at the forefront of the North American single serve pour over coffee market to revolutionize the way single serve coffee is enjoyed in the United States. While the United States is our core market, we also have single serve pour over coffee sales operations in Japan as well as manufacturing and sales operations in Korea and a joint venture in Latin America. In addition, we plan to opportunistically leverage our strengths and relationships to grow our proprietary NuZee and Coffee Blenders brands in the United States and select international markets.

We believe we are the only commercial-scale producer of single serve drip cup coffee, and we intend to leverage our position to be the commercial manufacturer of choice for major companies seeking to enter the single serve drip cup market in North America. We target existing large, high-margin companies and are paid per-package based on the number of single serve pour over drip cups produced by us. We may also consider co-packaging other products that are complementary to single serve pour over drip coffee and provides us with a deeper access to our customers, such as tea bag coffee.

We were incorporated in 2011 in Nevada as Havana Furnishings, Inc. NuZee Co. Ltd. was incorporated in 2011. NuZee Co. Ltd. merged into Havana Furnishings, Inc. in 2013, and we changed our name to NuZee, Inc. Our principal executive offices are located at 1700 Capital Avenue, Suite 100, Plano, Texas 77055, and our telephone number is (760) 295-2408. We also maintain an office in Vista, California, and we lease modest office space in Japan.

Our corporate website is www.mynuzee.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus or incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or any accompanying prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K/A and in any subsequently filed Quarterly Report on Form 10-Q, together with the risk factors contained in our other SEC filings that we incorporate by reference into this prospectus or that may be included in any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities described in this prospectus for general corporate purposes, which could include working capital, capital expenditures, acquisitions and the repayment of indebtedness outstanding from time to time. Pending these uses, the net proceeds may also be temporarily invested in short-term securities.

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DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price and market price and dividend information. The prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, and our second amended and restated bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our articles of incorporation, as amended, and our second amended and restated bylaws for additional information before you purchase any shares of our common stock. Our common stock and the rights of the holders of our common stock are subject to the applicable statutes of the State of Nevada, our articles of incorporation, as amended, our second amended and restated bylaws and the rights of the holders of our preferred stock, if any.

General

Our articles of incorporation, as amended, provide that we may issue up to 100,000,000 shares of common stock, par value $0.00001 per share. As of August 28, 2020, 14,567,755 shares of our common stock were outstanding and were held of record by approximately 580 stockholders.

Voting Rights

Holders of shares of our common stock do not have cumulative voting rights with respect to the election of directors or any other matter. The holders of our common stock are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Dividends

The holders of our common stock have equal ratable rights to dividends from funds legally available therefor when, as and if declared by our Board of Directors, or Board. We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preemptive Rights and Redemption

The holders of our common stock have no preemptive or other subscription or conversion rights. In addition, the shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise.

Liquidation Rights

In the event of our liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably in all of our assets that are available for distribution after payment in full of all of our liabilities.

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Anti-Takeover Provisions

Nevada law, our articles of incorporation, as amended, and our second amended and restated bylaws contain certain provisions that have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Interested Stockholder Transactions under Nevada Law. We are subject to Section 78.411, et seq. of the Nevada Revised Statutes, which prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last two years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Undesignated Preferred Stock. The ability of our Board, without action by the stockholders, to issue up to 100,000,000 shares of preferred stock, which was previously authorized but remain undesignated, with voting or other rights or preferences as designated by our Board could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our second amended and restated bylaws provide that a special meeting of stockholders may be called only by stockholders holding at least ten percent (10%) of the voting shares of the Company, or by our president or a majority of the Board.

Stockholder Action by Written Consent. Nevada law provides that any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting if a consent thereto in writing is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our second amended and restated bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Amendment of Charter and Bylaw Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our articles of incorporation, as amended, and our second amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “NUZE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is V Stock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598.

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DESCRIPTION OF PREFERRED STOCK

Our articles of incorporation, as amended, provide that we may issue up to 100,000,000 shares of preferred stock, par value $0.00001 per share. As of August 28, 2020, no shares of preferred stock were outstanding. Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences, privileges and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof.

While we do not currently have any plans for the issuance of any shares of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the market price of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying, deterring or preventing a change in control of the Company.

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DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

●	the title or designation of the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the price or prices at which the debt securities will be issued;

●	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any conversion or exchange features;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the place or places where the principal of, premium and interest on the debt securities will be payable , where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●	the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

●	whether the debt securities are to be issued at any original issue discount, or OID, and the amount of discount with which such debt securities may be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

●	information with respect to book-entry procedures;

●	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

●	whether the debt securities will be subject to subordination and the terms of such subordination;

●	any restriction or condition on the transferability of the debt securities;

●	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;

●	the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

●	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;

●	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

●	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

●	any other terms of the debt securities.

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

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DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

●	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

●	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

●	the procedures and conditions relating to the exercise of the warrants;

●	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

●	the offering price, if any, of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

●	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

●	call provisions, if any, of the warrants;

●	antidilution provisions, if any, of the warrants; and

●	any other material terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

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Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

●	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

13

DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may enter into one or more unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

You should read any prospectus supplement related to the units being offered, as well as the complete unit agreements that contain the terms of the units. We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement may describe, among other things:

●	the material terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the date, if any, on and after which the constituent securities composing the units will be separately transferable;

●	any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

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FORMS OF SECURITIES

Each debt security, warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, unit agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or rights agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, unit agreement or rights agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, unit agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents, the rights agents or any other agent of ours, agent of the trustees or agent of the warrant agents, unit agents or rights agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent, rights agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in the applicable prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock to be issued will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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We may engage in “at-the-market-offerings” into an existing trading market within the meaning of Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and the applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Polsinelli PC, Los Angeles, California.

EXPERTS

The consolidated financial statements of NuZee, Inc. as of September 30, 2019 and 2018 and for each of the two years in the period ended September 30, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2019, incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended September 30, 2019 have been so incorporated in reliance on the report (which includes an explanatory paragraph relating to NuZee’s ability to continue as a going concern as described in Note 2 to the financial statements) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2020

PROSPECTUS

Up to $50,000,000 of Shares

Common Stock

We have entered into an At Market Issuance Sales Agreement, or the Sales Agreement, with B. Riley Securities, Inc. (f/k/a/ B. Riley FBR, Inc.), or B. Riley, and The Benchmark Company, LLC, or The Benchmark Company, each as agent, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 through B. Riley and The Benchmark Company acting as our agents.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NUZE.” On August 28, 2020, the closing sale price of our common stock on the Nasdaq Capital Market was $20.00 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market-offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. B. Riley and The Benchmark Company will act as sales agents on a best efforts basis and will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms among B. Riley, The Benchmark Company and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. See “Plan of Distribution.”

B. Riley and The Benchmark Company will be entitled to compensation of 5% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, B. Riley and The Benchmark Company will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of B. Riley and The Benchmark Company will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley and The Benchmark Company with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves certain risks. See “Risk Factors” on page S-4 of this prospectus and any similar section contained in the accompanying prospectus and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

B. Riley FBR	The Benchmark Company

The date of this prospectus is                 , 2020

ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus are part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus pursuant to an At Market Issuance Sales Agreement between the Company and B. Riley Securities, Inc. and The Benchmark Company.

We provide information to you about this offering in two separate documents that are bound together. The first part consists of this prospectus, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both documents combined. This prospectus may add, update or change information contained in the accompanying base prospectus. If any statement we make in this prospectus is inconsistent with statements made in the accompanying base prospectus, the statements made in this prospectus will be deemed to modify or supersede those made in the accompanying base prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We have not, and B. Riley and The Benchmark Company have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, the accompanying base prospectus or any free writing prospectuses prepared by or on behalf of us or to which we or B. Riley or The Benchmark Company have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and B. Riley and The Benchmark Company are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should read this prospectus, the documents incorporated by reference herein and any free writing prospectus that we may authorize for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus titled “Where You Can Find More Information; Incorporation By Reference.”

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

When we refer to “NuZee,” “we,” “our,” “us” and the “Company” in this prospectus, we mean NuZee, Inc. and its subsidiaries on a consolidated basis, unless otherwise specified.

This prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

S-1

PROSPECTUS SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read carefully this entire prospectus, including the matters set forth under the caption “Risk Factors,” and the information incorporated by reference in this prospectus before deciding to invest in our common stock.

Overview

We are a specialty coffee company and, we believe, the leading single serve pour over coffee co-packer in the United States. Our mission is to leverage our position as a co-packer at the forefront of the North American single serve pour over coffee market to revolutionize the way single serve coffee is enjoyed in the United States. While the United States is our core market, we also have single serve pour over coffee sales operations in Japan as well as manufacturing and sales operations in Korea and a joint venture in Latin America. In addition, we plan to opportunistically leverage our strengths and relationships to grow our proprietary NuZee and Coffee Blenders brands in the United States and select international markets.

We believe we are the only commercial-scale producer of single serve drip cup coffee, and we intend to leverage our position to be the commercial manufacturer of choice for major companies seeking to enter the single serve drip cup market in North America. We target existing large, high-margin companies and are paid per-package based on the number of single serve pour over drip cups produced by us. We may also consider co-packaging other products that are complementary to single serve pour over drip coffee and provides us with a deeper access to our customers, such as tea bag coffee.

Corporate Information

We were incorporated in 2011 in Nevada as Havana Furnishings, Inc. NuZee Co. Ltd. was incorporated in 2011. NuZee Co. Ltd. merged into Havana Furnishings, Inc. in 2013, and we changed our name to NuZee, Inc. Our principal executive offices are located at 1700 Capital Avenue, Suite 100, Plano, Texas 77055, and our telephone number is (760) 295-2408. We also maintain an office in Vista, California, and we lease modest office space in Japan.

Our corporate website is www.mynuzee.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus or incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

S-2

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering	Up to 16,929,421 shares, assuming the sale of 2,500,000 shares at a price of $20.00 per share, which was the closing price of our common stock on the Nasdaq Capital Market on August 28, 2020. The actual number of shares issued will vary depending on the sales prices under this offering.

Manner of offering	“At-the-market-offering” that may be made from time to time through our sales agents, B. Riley Securities, Inc. and The Benchmark Company, LLC. See “Plan of Distribution” on page S-10.

Use of proceeds	We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-7.

Risk factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“NUZE”

The number of shares of common stock to be outstanding immediately after this offering is based upon 14,429,421 shares outstanding as of June 30, 2020, and excludes the following:

●	1,725,000 shares of our common stock issuable upon the exercise of options outstanding as of June 30, 2020, with a weighted-average exercise price of $6.07 per share;

●	1,606,665 shares of our common stock reserved for future grant or issuance under the NuZee, Inc. 2013 Stock Incentive Plan (the “2013 Plan”);

●	3,333,334 shares of our common stock reserved for future grant or issuance under the NuZee, Inc. 2019 Stock Incentive Plan (the “2019 Plan”); and

●	40,250 shares of our common stock issuable upon the exercise of outstanding warrants as of June 30, 2020 having an exercise price of $9.00 per share.

Unless otherwise indicated, all information contained in this prospectus reflects an assumed public offering price of $20.00 per share, which was the closing sale price of our common stock on the Nasdaq Capital Market on August 28, 2020.

S-3

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K/A and Quarterly Report on Form 10-Q, and all of the other information contained in this prospectus, and incorporated by reference into this prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

Risks Relating to this Offering and our Common Stock

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to decline.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We have broad discretion in the use of the net proceeds from this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds.” We intend to use the net proceeds from this offering for working capital and general corporate purposes. As a result, you will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

If you purchase shares of common stock in this offering, you may experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future financing transactions.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that we sell an aggregate of $50.0 million of our shares of common stock in this offering at an assumed public offering price of $20.00 per share, the closing sale price of our common stock on the Nasdaq Capital Market on August 28, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020, would have been $54,090,580, or $3.20 per share. This amount represents an immediate increase in net tangible book value of $2.73 per share of our common stock to existing stockholders and an immediate dilution in net tangible book value of $16.80 per share of our common stock to new investors purchasing shares of common stock in this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase common stock in this offering.

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If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any future offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to an Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through an Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the aggregate proceeds to be raised in connection with those sales. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing.

We have never paid dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future.

We have not paid dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Risks Related to Our Business, Financial Condition and Capital Requirements

The COVID-19 pandemic is significantly affecting our business operations and financial condition, and our liquidity could also be negatively impacted, particularly if the United States and East Asian economies remain unstable for a significant amount of time.

In December 2019, the novel coronavirus (“COVID-19”) originated in Wuhan, China. Since its discovery, COVID-19 has spread worldwide and caused significant disruption in the international and United States economies and financial markets. Federal, state and local government responses to COVID-19 and our responses to the outbreak have all disrupted and will continue to disrupt our business. In the United States, individuals are being required to practice social distancing, in many places are restricted from gathering in groups, and in some cases have been placed on complete restriction from non-essential movements outside of their homes. The spread of COVID-19 and resulting business closings, layoffs, travel bans and restrictions and shelter-in-place or similar orders have resulted in substantial and widespread reduction in business activity and financial transactions, an increase in unemployment, reduced consumer spending, supply chain interruptions and overall economic and financial market instability, which may affect our ability to produce our products, demand for our products, our revenues and our ability to collect outstanding receivables, as well as the ability of our customers to pay for goods delivered. Such federal or state laws, regulations, orders, or other governmental or regulatory actions addressing the COVID-19 pandemic could ultimately have an adverse effect on our business, financial condition, results of operations and cash flows.

During the quarter ended June 30, 2020, as a result of the COVID-19 pandemic and responses to the outbreak, certain of our customers slowed or delayed purchases of our co-packing services or pour over coffee products, and we have experienced delays in the submission and approval of custom artwork and packaging as well as the shipment to us of coffee for co-packing; however, we do not believe this had a material effect on our business or results of operations. The COVID-19 crisis may also have an adverse impact on our business and financial results that we are not currently able to fully determine or quantify. The COVID-19 crisis may adversely affect the ability of our customers to pay for goods delivered on a timely basis, or at all. Any increase in the amount or deterioration in the collectability of accounts receivable will adversely affect our cash flows and results of operations, requiring an increased level of working capital. If general economic conditions continue to deteriorate or remain uncertain for an extended period of time, our liquidity may be harmed and the trading price of our common stock could decline significantly. We may also be subject to lawsuits from employees and others exposed to COVID-19 at our facilities. Such actions may involve large demands, as well as substantial defense costs. Our professional and general liability insurance may not cover all claims against us.

We have a sales office in Japan and a manufacturing and sales office in Korea, and we source our manufacturing equipment and filters from East Asian companies. The continued spread of COVID-19 and implementation of restrictive measures may adversely affect our operations in North America and Asia and our business generally, depending on the extent of its spread of the virus, the rate of infection, the severity of illness and the probability of lethality, the relative effect on various portions of the population (such as the aged), the effect on international trade and commerce and on foreign and domestic travel generally of any measures taken to combat the virus, any action taken (such as the lowering of interest rates) by government entities to combat the negative macroeconomic effects of these measures, the timing and availability of any vaccine for the virus, and other factors. If such circumstances continue to deteriorate, our production capabilities and demand for our products may decline, which would have an adverse effect on our results of operations and financial condition.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference into this prospectus contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition, which are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these terms.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	our plans to obtain funding for our operations, including funding necessary to develop, manufacture and commercialize our products candidates;

●	our ability to negotiate or renegotiate the terms of our agreements with manufacturers of packing machinery;

●	the impact to our business from the COVID-19 global crisis;

●	the evolving coffee preferences of North American coffee consumers;

●	the size and growth of the markets for our products and services;

●	our commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to compete with companies producing similar beverage products;

●	our expectation that our existing capital resources will not be sufficient to fund our operations for our operations for at least the next 12 months;

●	regulatory developments in the U.S. and in non-U.S. countries;

●	our ability to retain key management personnel;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

●	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our ability to develop and maintain our corporate infrastructure, including our internal controls;

●	our ability to develop innovative new products;

●	our financial performance; and

●	our anticipated amount of proceeds that will be generated from this offering and use of the net proceeds from this offering.

In addition, you should refer to the “Risk Factors” section of this prospectus and the documents incorporated by reference herein for a discussion of other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the dates of this prospectus and the documents incorporated by reference herein and therein, regardless of the time of delivery of this prospectus or any sale of our securities.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with B. Riley and The Benchmark Company as a source of financing.

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. We currently intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. As a result, our management will have broad discretion in applying the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

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Dividend Policy

We have not paid dividends on any of our classes of capital stock to date and do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of June 30, 2020. Our net tangible book value as of June 30, 2020 was $6,790,580, or $0.47 per share, based on 14,429,421 shares of our common stock outstanding as of June 30, 2020.

After giving effect to the sale and issuance by us of the shares of our common stock in the aggregate amount of $50.0 million in this offering at the assumed public offering price of $20.00 per share, which was the closing sale price of our common stock on the Nasdaq Capital Market on August 28, 2020, and the receipt and application of the net proceeds, and after deducting estimated discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $54,090,580, or $3.20 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $2.73 per share to our existing stockholders and an immediate dilution in net tangible book value of $16.80 per share to new investors purchasing our common stock in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share	$		20.00
Net tangible book value per share as of June 30, 2020		$0.47
Increase per share attributable to investors purchasing our common stock in this offering		$2.73
As adjusted net tangible book value per share after this offering	$		3.20
Dilution per share to investors purchasing our common stock in this offering	$		16.80

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $20.00 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $3.22 per share and would increase the dilution in net tangible book value per share to new investors to $17.78 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $20.00 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $3.17 per share and would decrease the dilution in net tangible book value per share to new investors to $15.83 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 14,429,421 shares of common stock outstanding as of June 30, 2020, and excludes the following:

●	1,725,000 shares of our common stock issuable upon the exercise of options outstanding as of June 30, 2020, with a weighted-average exercise price of $6.07 per share;

●	1,606,665 shares of our common stock reserved for future grant or issuance under the NuZee, Inc. 2013 Plan;

●	3,333,334 shares of our common stock reserved for future grant or issuance under the NuZee, Inc. 2019 Plan; and

●	40,250 shares of our common stock issuable upon the exercise of outstanding warrants as of June 30, 2020 having an exercise price of $9.00 per share.

To the extent that any outstanding options are exercised, new investors will experience further dilution.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with B. Riley Securities, Inc. (f/k/a B. Riley FBR, Inc.) and The Benchmark Company, each an Agent and, collectively, the Agents, under which we may issue and sell shares of our common stock, through each of the Agents as agent, having an aggregate gross sales price of up to $50,000,000 from time to time. Sales of our common stock, if any, under this prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common stock upon notice and subject to other conditions.

The Agents will offer our common stock subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Agents. Each time we wish to issue and sell common stock under the Sales Agreement, we will notify the Agents of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, each Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay each Agent a commission for its services in acting as agent in the sale of common stock at a commission rate of 5.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and up to $2,500 per calendar quarter so long as the Sales Agreement remains effective and sales of shares thereunder have not been suspended. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $200,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.

Each Agent and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and expenses for these transactions. In addition, in the ordinary course of their various business activities, each Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Each Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the shares of common stock offered by this prospectus will be passed upon for us by Polsinelli PC, Los Angeles, California. B. Riley Securities, Inc. and The Benchmark Company, LLC are being represented in connection with this offering by Morgan Lewis & Bockius, LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of NuZee, Inc. as of September 30, 2019 and 2018 and for each of the two years in the period ended September 30, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2019, incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended September 30, 2019 have been so incorporated in reliance on the report (which includes an explanatory paragraph relating to NuZee, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus is part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits. For further information about us, we refer you to the registration statement and to its exhibits and schedules. You may obtain the full registration statement and exhibits from the SEC or from us, as provided below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is www.mynuzee.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede previously filed information as applicable. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (in each case, other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, except as stated specifically below):

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on Form 10-K/A with the SEC on December 31, 2019;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2019, filed with the SEC on February 10, 2020;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 6, 2020;

●	our Current Reports on Form 8-K, filed with the SEC on October 15, 2019, October 28, 2019, January 15, 2020, June 19, 2020, June 23, 2020, July 10, 2020 and August 28, 2020; and

●	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on June 17, 2020, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated, other than any portion of the respective filings that are furnished, rather than filed, under the applicable SEC rules. In addition, all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us as follows:

NuZee, Inc.

1700 Capital Avenue, Suite 100

Plano, Texas 75074
(760) 295-2408

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PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with the issuance and distribution of securities registered under this registration statement:

SEC registration fee		$12,980
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees		*
Blue Sky, qualification fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Miscellaneous		*
Total	$	*

*Not presently known. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Company’s articles of incorporation, as amended, and second amended and restated bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, trustee, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against an indemnitee to the fullest extent permitted under Chapter 78 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such indemnified person in connection with such action, suit or proceeding if such indemnified person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnified person’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such indemnified person is or was a director, trustee, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which the indemnified person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such indemnified person’s duty to the Company unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such indemnified person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company.

II-1

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by any of the Company’s directors, officers or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 16. Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement*

1.2	At Market Issuance Sales Agreement, dated as of September 1, 2020, by and among the Company, B. Riley Securities, Inc. and The Benchmark Company, LLC

3.1

Articles of Incorporation of the Company, dated July 15, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on September 6, 2011, SEC File Number 333-176684)

3.2

Certificate of Amendment to Articles of Incorporation of the Company, dated May 6, 2013 (incorporated by reference to Exhibit 3.01(b) to the Company’s Current Report on Form 8-K filed on April 25, 2013, SEC File Number 333-176684)

3.3

Certificate of Amendment to Articles of Incorporation of the Company, dated October 28, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 28, 2019, SEC File Number 000-55157)

3.4

Second Amended and Restated Bylaws of the Company, dated April 22, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 28, 2016, SEC File Number 000-55157)

4.1	Form of Certificate of Designations of Preferred Stock*

4.2	Form of Indenture relating to Debt Securities

4.3	Form of Debt Security*

4.4	Form of Warrant Agreement and Certificate*

4.5	Form of Unit Agreement and Certificate*

4.6	Form of Subscription Rights Agreement and Certificate*

5.1	Opinion of Polsinelli PC

21.1	Subsidiaries of NuZee, Inc.

23.1	Consent of MaloneBailey, LLP

23.2	Consent of Polsinelli PC (included in Exhibit 5.1)

II-2

24.1	Power of Attorney (included on signature page hereto)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture**

*	To be filed, if necessary, either by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	To be filed, if necessary, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference into the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 1st day of September, 2020.

NUZEE, INC.

By:	/s/ Masateru Higashida
Name:	Masateru Higashida
Title:	Chief Executive Officer (Principal Executive Officer),
President, Secretary, Treasurer and Director

Each person whose signature appears below constitutes and appoints Masateru Higashida and Shanoop Kothari, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 1, 2020.

Signature	Title	Date

/s/ Masateru Higashida	Chief Executive Officer (Principal Executive Officer), President, Secretary, Treasurer and Director	September 1, 2020
Masateru Higashida

/s/ Shanoop Kothari	Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Chief Operating Officer and Director	September 1, 2020
Shanoop Kothari

/s/ Kevin J. Conner	Director	September 1, 2020
Kevin J. Conner

/s/ J. Chris Jones	Director	September 1, 2020
J. Chris Jones

/s/ Allen S. Morton	Director	September 1, 2020
Allen S. Morton